EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

November 16, 2023

Getaround, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-269772) of Getaround, Inc. (the "Company") of our report dated March 23, 2022, relating to the financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

San Francisco, California